Exhibit 99.1

RRD Provides an Update on the Unsolicited Non-Binding Proposal From the “Strategic Party” to Acquire RRD

Chicago, January 20, 2022 – R. R. Donnelley & Sons Company (“RRD” or the “Company”) announced today the receipt of an update to the unsolicited non-binding “Alternative Acquisition Proposal” (as defined in the Company’s previously announced definitive merger agreement with affiliates of Chatham Asset Management, LLC (“Chatham”), dated as of December 14, 2021 (the “Chatham Merger Agreement”)), received from the strategic party (the “Strategic Party,” and such update to the proposal, the “Updated Strategic Party Proposal”) on December 27, 2021 (the “Strategic Party Proposal”).

On January 3, 2022, the Strategic Party had indicated to RRD that it was targeting January 21, 2022 for a submission of a binding proposal. In lieu of submitting a binding proposal, the Strategic Party delivered the non-binding Updated Strategic Party Proposal, which provides for the following, among other terms and conditions:

•	Value: Increases the offered price to $11.50 per share in cash. Previously, the offered price by the Strategic Party was $11.00 per share in cash.

•	Due Diligence: States that the Strategic Party has substantially completed its financial, legal, tax and other due diligence on RRD and its business.

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Committed Financing and Timing: Does not include committed debt and equity financing and states that the Strategic Party requires an additional three weeks to obtain committed financing (February 8, 2022).

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Chatham-Related Covenants: Removes the previously included conditions to the execution of the proposed Strategic Party merger agreement that required Chatham to release and dismiss Chatham’s litigation and claims made against RRD, and to vote its shares of RRD common stock to approve the Strategic Party merger agreement.

•	Non-Binding and Conditional: The Updated Strategic Party Proposal remains non-binding and subject to certain terms and conditions.

On December 29, 2021, the Board of Directors of the Company (the “Board”) determined, in good faith after consultation with its outside financial advisor and legal counsel, that the Strategic Party Proposal would reasonably be expected to lead to a “Superior Proposal” (as defined in the Chatham Merger Agreement). At this time, the Board has not determined that the Updated Strategic Party Proposal constitutes a Superior Proposal, and there can be no assurances that a transaction will result from the Updated Strategic Party Proposal or that any alternative transaction will be entered into or consummated.

Under the terms of the Chatham Merger Agreement, affiliates of Chatham have agreed to acquire the Company for $10.85 per share in cash. Under the Chatham Merger Agreement, the Company is required to pay a $12 million expense reimbursement to Chatham (the “Expense Reimbursement”) if the Company terminates the Chatham Merger Agreement in order to enter into a definitive merger agreement with respect to the Updated Strategic Party Proposal. In addition, the Company would be required to reimburse Chatham for the $20 million payment previously made by Chatham to cover the termination fee due under the Company’s now-terminated definitive merger agreement with affiliates of Atlas Holdings LLC (the “Atlas Termination Fee Refund”). In the Updated Strategic Party Proposal, the Strategic Party has stated it would agree to pay both the Expense Reimbursement and the Atlas Termination Fee Refund to Chatham on the Company’s behalf in such event.

At this time, the Company remains subject to the Chatham Merger Agreement and is complying with the terms and conditions of the Chatham Merger Agreement, which remain in effect unless and until the Chatham Merger Agreement is terminated. Accordingly, subject to and as required by the Chatham Merger Agreement, the Board has not made a “Change of Recommendation” (as defined in the Chatham Merger Agreement), reaffirms its recommendation of the Chatham Merger Agreement and rejects all “Alternative Acquisition Agreements” (as defined in the Chatham Merger Agreement). In addition, as required by the Chatham Merger Agreement, the Company expects to file a definitive proxy statement in respect of the transactions contemplated by the Chatham Merger Agreement on January 21, 2022. RRD expects to schedule the special meeting of stockholders for purposes of voting on the Chatham Merger Agreement and the transactions contemplated thereby on February 23, 2022.

The Company does not intend to disclose developments with respect to this process unless and until it determines it is appropriate to do so, subject to the terms of the Chatham Merger Agreement.

The foregoing description of the Chatham Merger Agreement and the transactions contemplated thereby is subject to, and is qualified in its entirety by reference to, the full terms of the Chatham Merger Agreement, which RRD has filed on Form 8-K.

Centerview Partners LLC is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to RRD.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With 30,000 clients and 33,000 employees across 28 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

Use of Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed acquisition of RRD by affiliates of Chatham (the “Transaction”). These forward-looking statements are based on RRD’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by RRD, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) impediments to the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals and the satisfaction of other conditions to the completion of the Transaction; (ii) significant transaction costs associated with the Transaction; (iii) potential litigation relating to the Transaction, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm RRD’s business, including current plans and operations; (v) the ability of RRD to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) legislative, regulatory and economic developments affecting RRD’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which RRD operates; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect RRD’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact RRD’s ability to pursue certain business opportunities or strategic transactions; (xii) continued availability of capital and financing and rating agency actions; (xiii) the ability of affiliates of Chatham to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring RRD to pay expense reimbursements to affiliates of Chatham under the Chatham Merger Agreement; (xv) unpredictability and severity of catastrophic events, including acts of terrorism, outbreak of war or hostilities, civil unrest, adverse climate or weather events or the COVID-19 pandemic or other public health emergencies, as well as RRD’s response to any of the aforementioned factors; (xvi) competitive responses to the Transaction; (xvii) the risks and uncertainties pertaining to RRD’s business, including those detailed under the heading “Risk Factors” and elsewhere in RRD’s public filings with the U.S. Securities and Exchange Commission (the “SEC”); and (xviii) the risks and uncertainties described in the proxy statement filed in connection with the Transaction and available from the sources indicated below (the “Proxy Statement”). These risks, as well as other risks associated with the Transaction, are more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors presented in the Proxy Statement are, considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on RRD’s financial condition, results of operations, credit rating or liquidity or ability to consummate the Transaction. These forward-looking statements speak only as of the date they are made, and RRD does not undertake to and disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Additional Information and Where to Find It

This communication is being made in connection with the Transaction. In connection with the Transaction, RRD filed a preliminary Proxy Statement with the SEC on December 30, 2021, and intends to file the definitive Proxy Statement and certain other documents regarding the Transaction with the SEC. The definitive Proxy Statement (if and when available) will be mailed to RRD stockholders. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and stockholders may obtain, free of charge, copies of the Proxy Statement and other relevant documents filed with the SEC by RRD, once such documents have been filed with the SEC, through the website maintained by the SEC at www.sec.gov, through RRD’s investor relations website at investor.rrd.com or by contacting the RRD investor relations department at the following:

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Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Attn.: Johan Nystedt

Participants in the Solicitation

RRD and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from RRD stockholders in connection with the Transaction. Information regarding the identity of the participants and their direct and indirect interests in the Transaction, by security holdings or otherwise, is set forth in the preliminary Proxy Statement filed with the SEC on December 30, 2021 and may be included in other materials to be filed by RRD with the SEC in connection with the Transaction. You may obtain free copies of the Proxy Statement and any such other materials through the website maintained by the SEC at www.sec.gov or through RRD’s investor relations website at investor.rrd.com.

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